UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 31, 2017

CNA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5823	36-6169860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 S. Wabash, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (312) 822-5000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(b) Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2017, the Registrant issued a press release announcing the retirement of Timothy J. Szerlong, President, Worldwide Field Operations, effective December 31, 2017. The press release is filed as Exhibit 99.1 to this Form 8-K.

ITEM 5.02(e) Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Szerlong and an affiliate of the Registrant have entered into a General Release and Settlement Agreement, dated October 31, 2017. The agreement provides for a retirement settlement payment in the amount of $500,000. In addition, Mr. Szerlong will receive a cash bonus of $1,250,000 on or about March 15, 2018 in connection with the 2017 performance year, such amount consistent with Mr. Szerlong’s annual bonus received for the 2016 performance year. In consideration of such payments, Mr. Szerlong has agreed to certain provisions, including a solicitation prohibition of employees of the Registrant for a period of 24 months after his retirement, a business interference prohibition for a period of 12 months and a covenant to cooperate with the Registrant with regard to ongoing litigation and other matters.

Mr. Szerlong does not otherwise have an employment agreement or other arrangement with the Registrant.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits
Exhibit No.	Description
99.1	CNA Financial Corporation press release, issued October 31, 2017, announcing the retirement of Timothy J. Szerlong, President, Worldwide Field Operations, effective December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNA Financial Corporation
(Registrant)

Date: November 2, 2017	By	/s/ Stathy Darcy
(Signature)
Stathy Darcy SVP, Deputy General Counsel and Secretary